Exhibit 10.3

SECOND AMENDED AND RESTATED

BLACKROCK, INC.

EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I

PURPOSE AND SCOPE OF THE PLAN

1.1 Purpose

The Second Amended and Restated BlackRock, Inc. Employee Stock Purchase Plan (the “Plan”) is intended to encourage employee participation in the ownership and economic progress of the Corporation. The Plan is a continuation, and amendment and restatement, of the Amended and Restated BlackRock, Inc. Employee Stock Purchase Plan, as amended.

1.2 Qualification

Subject to Article VIII, it is the intention of the Corporation that the Plan will qualify as an “employee stock purchase plan” under Section 423 of the Code (or any successor provision) and the related Treasury Regulations thereunder. The provisions of the Plan shall be construed so as to limit the operation of, and participation in, the Plan as necessary to conform to the requirements of Section 423 of the Code or applicable Treasury Regulations.

ARTICLE II

DEFINITIONS

Capitalized terms used and not otherwise defined in the Plan shall have the following meanings:

Board shall mean the Board of Directors of the Corporation.

Code shall mean the Internal Revenue Code of 1986, as amended from time to time.

Common Stock shall mean shares of common stock, par value $0.01 per share, of the Corporation.

Compensation shall mean the regular remuneration paid to an Eligible Employee by the Corporation or Designated Subsidiary (before deduction for any contributions made by the Eligible Employee to any tax-qualified or nonqualified deferred compensation plan), including, in the case of an Eligible Employee who receives commission income, base salary, wages and commissions, and, in the case of any other Eligible Employee, base salary and wages (for the avoidance of doubt, in each case, excluding any bonus payments, incentive pay, overtime payments, or reimbursements).

Corporation shall mean BlackRock, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

Designated Subsidiary shall mean any Subsidiary that, as of the Effective Date, participates in the Plan or, subsequent to the Effective Date, is designated by the MDCC or the Plan Manager to participate in the Plan. The MDCC or the Plan Manager may terminate the designation of a Subsidiary as a Designated Subsidiary.

Eligible Employee shall mean any full-time or part-time employee of the Corporation or a Designated Subsidiary who is not, with respect to a particular Option Period, deemed for purposes of Section 423(b)(3) of the Code to possess 5% or more of the total voting power or value of all classes of stock of the Corporation or a Subsidiary immediately after the Offering Date for such Option Period.

Exercise Date shall mean March 31, June 30, September 30 and December 31 of each Plan Year (or, if such date is not a business day, the first business day immediately preceding such date).

Fair Market Value of a share of Common Stock as of a particular date shall mean the closing price of the Common Stock on the applicable date, or, if no such price is reported for that day, on the last preceding day for which such price is reported, or such other reasonable method of determining fair market value as the Plan Manager shall adopt.

MDCC shall mean the Management Development & Compensation Committee of the Board, or any successor committee.

Offering Date shall mean January 1, April 1, July 1 and October 1 of each Plan Year.

Option Period shall mean the period beginning on an Offering Date and ending on the next succeeding Exercise Date.

Option Price shall mean the purchase price of a share of Common Stock hereunder as provided in Section 5.1 hereof.

Participant shall mean any Eligible Employee who elects to participate in accordance with the terms of the Plan.

Plan shall mean this Second Amended and Restated BlackRock, Inc. Employee Stock Purchase Plan, as amended from time to time.

Plan Account shall mean an account (which may be a notional or book-entry account) established and maintained in the name of each Participant.

Plan Manager shall mean the Corporation’s most senior global Human Resources professional.

Plan Year shall mean each twelve (12)-month period, beginning on January 1 and ending on the immediately following December 31.

Subsidiary shall mean a corporation, domestic or foreign, of which not less than fifty percent (50%) of the voting shares are held by the Corporation or a Subsidiary of the Corporation, whether or not such corporation now exists of is hereafter organized or acquired by the Corporation or a Subsidiary of the Corporation. In all cases, the determination of whether an entity is a Subsidiary shall be made in accordance with Section 424(f) of the Code.

ARTICLE III

ADMINSTRATION

Subject to oversight by the Board or the MDCC, the Plan Manager shall have the authority to administer the Plan and to make and adopt rules and procedures relating to the operation of the Plan, to the extent not inconsistent with the provisions of the Plan or the Code. The Plan Manager shall have the authority to delegate to its designees on such terms and conditions as it deems appropriate for purposes of performing any of its responsibilities and obligations hereunder (including, without limitation, the distribution and collection of Participant notices and elections under the Plan and the establishment of custodial accounts). The Plan Manager’s interpretations and decisions with respect to the Plan (including, without limitation, any interpretation or decision relating to a provision of the Plan or any option granted under the Plan) shall, subject to the foregoing, be final and conclusive.

ARTICLE IV

PARTICIPATION

4.1 Participation

Each Eligible Employee may become a Participant by completing an enrollment form and authorization for payroll deductions in the form required by the Corporation (which form may be electronic) on or before the filing date set therefor by the Plan Manager, which date shall be prior to the Offering Date for the next following Option Period. Each Participant shall be deemed to continue participation in the Plan until the earlier of (i) the termination of the Plan and (ii) such Participant’s termination of participation in the Plan pursuant to Article VII.

4.2 Payroll Deductions

Following a Participant’s enrollment in the Plan in accordance with Section 4.1, payment for shares of Common Stock purchased hereunder shall be made by authorized payroll deductions from each payment of Compensation to the Participant based on instructions received from the Participant in accordance with this Article IV. Such deductions shall be expressed as a whole number percentage of Compensation which shall be at least 1% but not more than 10%. Payroll deductions for a Participant shall commence on the next following Offering Date after the Participant’s authorization for payroll deductions becomes effective and shall continue in accordance with the Participant’s elections until the earlier of (i) the termination of the Plan and (ii) such Participant’s earlier termination of participation in the Plan.

A Participant may not increase or decrease the deduction percentage with respect to an Option Period during such Option Period. A Participant may increase or decrease payroll deductions for future Option Periods (subject to such rules and timing limitations as the Plan Manager in its discretion may establish) by filing with the Plan Manager a form provided by the Corporation (which may be electronic) for such purpose. The effective date of any increase or decrease in future payroll deductions will be the first day of the next Option Period following the Corporation’s receipt of the change form, if the Corporation shall have timely received such change form prior to the Offering Date of such Option Period or as of such earlier date as the Plan Manager may, in its discretion, determine or as shall be applicable in connection with the cessation of the Participant’s participation in the Plan pursuant to Section 7.1. Amounts deducted from a Participant’s Compensation pursuant to this Section 4.2 shall be credited to such Participant’s Plan Account.

ARTICLE V

PURCHASE OF SHARES

5.1 Option Price

The Option Price per share of the Common Stock sold to Participants hereunder in respect of an Option Period shall be equal to the greater of (i) 95% of the Fair Market Value of such share on the Exercise Date of such Option Period or (ii) the par value per share of Common Stock.

5.2 Purchase of Shares

Subject to Section 9.6, unless a Participant withdraws from the Plan as provided in Section 7.1 or otherwise becomes ineligible to participate in the Plan, each Participant’s option for the purchase of Common Stock with payroll deductions made during any Option Period shall be exercised automatically on the applicable Exercise Date for the number of whole and fractional shares of Common Stock that can be purchased at the applicable Option Price with the accumulated payroll deductions in such Participant’s Plan Account. Any amounts in a Participant’s Plan Account that are not applied to the purchase of shares of Common Stock on the applicable Exercise Date due to Plan or statutory limits shall be refunded to the Participant without interest.

5.3 Limitations on Purchase

Notwithstanding any provisions of the Plan to the contrary, no Participant shall be granted an option under the Plan if, immediately after the grant, such Participant’s right to purchase shares under all employee stock purchase plans (as described in Section 423 of the Code) of the Corporation and any Subsidiary would accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of Fair Market Value of such shares (determined at the applicable Exercise Date) for any calendar year in which such option would be outstanding at any time.

To the extent necessary to comply with Section 423(b)(8) of the Code and the limitations on purchase in this Section 5.3, a Participant’s payroll deductions may be decreased to 0% during any Option Period which is scheduled to end during any calendar year, such that the aggregate of all payroll deductions accumulated with respect to such Option Period and any other Option Period ending within the same calendar year is no greater than twenty three thousand seven hundred fifty dollars ($23,750). Payroll deductions shall re-commence at the rate provided in such Participant’s then-effective election form at the beginning of the first Option Period which is scheduled to end in the following calendar year, unless suspended by the Participant pursuant to Section 7.1 of the Plan.

5.4 Transferability of Rights

Rights to purchase shares hereunder shall be exercisable only by the Participant. Such rights shall not be transferable. Amounts credited to a Participant’s Plan Account may not be assigned, transferred, pledged or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Corporation may, in its discretion, treat such act as an election to withdraw from participation in the Plan in accordance with Section 7.1.

ARTICLE VI

PROVISIONS RELATING TO COMMON STOCK

6.1 Common Stock Reserved

Subject to adjustment in accordance with Section 6.2, there shall be 1,250,000 authorized and unissued shares of Common Stock reserved for the Plan measured from the Plan’s initial inception date, which shares may be authorized but unissued shares of Common Stock or treasury shares (including, without limitation, shares acquired in the open market). The aggregate number of shares which may be purchased under the Plan shall not exceed the number of shares reserved for the Plan.

6.2 Adjustment for Changes in Common Stock

In the event that the MDCC shall determine that any dividend or other distribution (whether in the form of cash, Common Stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, reclassification, repurchase, or share exchange, or other similar corporate transaction or event affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the MDCC shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and class of shares or other securities that may be reserved for purchase, or purchased, hereunder, and (ii) the Option Price. Any such adjustment shall be made (i) only to the extent permitted by Sections 423 and 424 of the Code and (ii) in a manner intended not to constitute a modification as defined in Section 424(h)(3) of the Code. All such adjustments shall be made in the sole discretion of the MDCC, and its decision shall be binding and conclusive.

6.3 Insufficient Shares

If the aggregate funds available for purchase of Common Stock on any Exercise Date would cause an issuance of shares in excess of the number of shares remaining for issuance pursuant to Section 6.1, (i) the Plan Manager shall proportionately reduce the number of shares which would otherwise be purchased by each Participant in order to eliminate such excess, (ii) any amounts credited to the Participants’ Plan Accounts, to the extent not used to purchase shares, shall be refunded to the Participant without interest in the currency originally collected and (iii) the Plan shall automatically terminate immediately after such Exercise Date.

6.4 Confirmation

Each purchase of Common Stock hereunder shall be confirmed in writing to the Participant (which confirmation may be via e-mail or other electronic medium). A record of purchases under the Plan shall be maintained by appropriate entries on the books of the Corporation.

6.5 Rights as Shareholders

The shares of Common Stock purchased by a Participant on an Exercise Date shall, for all purposes, be deemed to have been issued and sold as of the close of business on such Exercise Date. Prior to that time, a Participant shall have none of the rights or privileges of a shareholder of the Corporation with respect to such shares.

ARTICLE VII

TERMINATION OF PARTICIPATION

7.1 Voluntary Withdrawal

A Participant may withdraw from the Plan at any time prior to the deadline established by the Plan Manager before an Exercise Date by filing notice of withdrawal in the form prescribed by the Plan Manager (which form may be electronic). Upon withdrawal, the entire amount, if any, in a Participant’s Plan Account shall be refunded to the Participant without interest. Notwithstanding the foregoing, with respect to the Option Period in which a Participant withdraws from the Plan, the Participant may elect to have the payroll deductions previously made during that Option Period remain in the Participant’s Plan Account to purchase Common Stock on the next Exercise Date, provided, that, he or she is an Eligible Employee as of that Exercise Date. Any Participant who discontinues payroll deductions during an Option Period may again become a Participant for a subsequent Option Period by enrolling for such subsequent Option Period in accordance with Article IV.

7.2 Termination of Eligibility

If a Participant ceases to be an Eligible Employee for any reason, including as a result of the termination of the Participant’s employment with the Corporation or any Designated Subsidiary for any reason, unless otherwise determined by the Plan Manager or if it would be administratively impractical, the dollar amount and the number of unissued shares (if any) in such Participant’s Plan Account will be refunded or distributed to the Participant without interest, or in the case of death, the Participant’s designated beneficiary or estate, or otherwise disposed of in accordance with policies and procedures prescribed by the Plan Manager in cases where such a refund or distribution may not be possible.

ARTICLE VIII

FOREIGN JURISDICTIONS

Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Corporation or any Subsidiary operate or have Participants, the Corporation, in its sole discretion, shall have the power and authority at any time to (i) modify the terms and conditions of the Plan as applicable to individuals outside the United States to comply with applicable foreign laws; (ii) establish sub-plans and modify administrative procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub-plans and/or modifications shall be attached to this Plan as appendices) and (iii) take any action that they deem advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Corporation may not take any actions hereunder that would violate any securities law, tax law or any other applicable law or cause the Plan not to comply with Section 423 of the Code.

ARTICLE IX

GENERAL PROVISIONS

9.1 Notices

Any notice which a Participant files pursuant to the Plan shall be made on forms prescribed by the Plan Manager (which may include electronic forms).

9.2 Condition of Employment

Neither the creation of the Plan nor participation therein shall be deemed to create any right of continued employment or in any way affect the right of the Corporation or a Designated Subsidiary to terminate an Eligible Employee.

9.3 Withholding of Taxes

Each Participant shall, no later than the date as of which the value of an option under the Plan and/or shares of Common Stock first becomes includible in the income of the Participant for income tax purposes, pay to the Corporation, or make arrangements satisfactory to the Plan Manager regarding payment of, any taxes of any kind required by law to be withheld with respect to such option or shares of Common Stock. The obligations of the Corporation under the Plan shall be conditional on the making of such payments or arrangements, and the Corporation shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

In particular, to the extent a Participant is subject to taxation under U.S. Federal income tax law, if the Participant makes a disposition, within the meaning of Section 424(c) of the Code of any share or shares of Common Stock issued to Participant pursuant to Participant’s exercise of an option, and such disposition occurs within the two (2)-year period commencing on the day after the Offering Date or within the one (1)-year period commencing on the day after the Exercise Date, Participant shall, within ten (10) days of such disposition, notify the Corporation thereof and thereafter immediately deliver to the Corporation any amount of federal, state or local income taxes and other amounts which the Corporation informs the Participant the Corporation may be required to withhold.

9.4 Term of the Plan; Amendment of the Plan

The Plan shall continue in effect until the earlier of (i) the purchase of all shares of Common Stock reserved for issuance under the Plan, subject to adjustment in accordance with Section 6.2 hereof, or (ii) termination of the Plan by the Board or the MDCC, each of which shall have the right to terminate the Plan at any time. Upon any such termination, the cash balance, if any, in each Participant’s Plan Account shall be refunded to the Participant, or otherwise disposed of in accordance with policies and procedures prescribed by the Plan Manager in cases where such a refund may not be possible.

The Board or MDCC may at any time, or from time to time, amend the Plan in any respect, except that, without approval of the shareholders, no amendment may increase the aggregate number of shares reserved under the Plan other than as provided in Section 6.2 hereof, materially increase the benefits accruing to Participants or materially modify the requirements as to eligibility for participation in the Plan. Any amendment of the Plan must be made in accordance with applicable provisions of the Code and/or any Treasury Regulations issued thereunder, any other applicable law or regulations, and the requirements of the principal exchange upon which the Common Stock is listed.

9.5 Application of Funds

All funds received by the Corporation by reason of purchases of Common Stock hereunder may be used for any corporate purpose.

9.6 Legal Restrictions

The Corporation shall not be obligated to sell shares of Common Stock hereunder if counsel to the Corporation determines that such sale would violate any applicable law or regulation, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the Common Stock may then be listed.

9.7 Equal Rights and Privileges

Notwithstanding any provision of the Plan to the contrary, other than provisions or sub-plans adopted pursuant to Article VIII, and in accordance with Section 423 of the Code, all Participants who are granted options under the Plan shall have the same rights and privileges.

9.8 Severability

If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.

9.9 Entire Plan

This Plan constitutes the entire plan with respect to the subject matter hereof and supersedes all prior plans with respect to the subject matter hereof.

9.10 Gender

Whenever used herein, use of any gender shall be applicable to both genders.

9.11 Governing Law

The Plan and all rights and obligations thereunder shall be constructed and enforced in accordance with the laws of the State of Delaware and any applicable provisions of the Code and the related regulations.

9.12 Effective Date

The Effective Date of the Plan, as amended and restated herein, shall be October 1, 2015.

9.13 Headings

The headings of sections herein are included solely for convenience and shall not affect the meaning of any of the provisions of the Plan.